CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 23, 1998 included in this Form 10-KSB, into Bio-Imaging Technologies, Inc. and subsidiaries' previously filed Registration Statements on Form S-8 (File Nos. 33-90412, 33-74152 and 33-22661) and on Form S-3 (File Nos. 33-75370 and 33-25477).




                               Arthur Andersen LLP



Princeton, New Jersey

December 14, 1998